Exhibit 10.4

FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT AND SECURITY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND SECURITY AGREEMENT (this “Amendment”), dated as of April 27, 2012, is by and among BARNES & NOBLE, INC., a Delaware corporation (“Lead Borrower”), the other Persons party hereto as borrowers (collectively, together with the Lead Borrower, the “Borrowers”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”), and each of the Lenders party hereto.

RECITALS:

A.           The Borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent, and the other agents party thereto, are parties to that certain Amended and Restated Credit Agreement, dated as of April 29, 2011 (as amended, restated, supplemented or modified prior to the date hereof, the “Existing Credit Agreement” and as amended hereby and as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

B.           The Lead Borrower has informed the Administrative Agent that the Lead Borrower proposes to form a new Subsidiary which will be a Delaware limited liability company (“NewCo”), for the purpose of consummating the Digital Restructuring (as defined below).

C.           The Lead Borrower has further informed the Administrative Agent that in connection with the consummation of the Digital Restructuring, NewCo desires to issue up to $300 million in NewCo Preferred Shares (as defined below) to a Person identified by the Lead Borrower to the Administrative Agent (the “Investor”), and in connection therewith one or more of the Investor Parties (as defined below) and NewCo shall enter into the Digital Investment Agreements (as defined below) pursuant to which, among other things, NewCo shall agree to apply the proceeds of the NewCo Preferred Shares to the development and expansion of the NewCo Assets (as defined below), one or more of the Investor Parties will agree to pay to NewCo certain non-refundable advances (subject to the right of the Investor Party to receive its “Revenue Share Service Fee” under and as defined in the Digital Commercial Agreement (as defined below) from time to time against total revenues of NewCo during the term of the Digital Investment Agreements, and NewCo and one or more of the Investor Parties will split the net revenues of the NewCo Assets upon the terms and conditions set forth in the Digital Investment Agreements (collectively, the transactions effected by the NewCo Investment Agreements, together with the Digital Restructuring and all transactions arising therefrom, the “Digital Transactions”).

D.           In order to consummate the Digital Transactions, the Borrowers desire to amend the Existing Credit Agreement and the Security Agreement as set forth in this Amendment.

E.           The undersigned Agents and Lenders are willing to amend the Existing Credit Agreement for the foregoing purposes and in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

SECTION 1.01.        Amendments to Existing Credit Agreement.

(a)           Amendments to Existing Defined Terms.  (i) The definitions of “Excluded Assets” and “Prepayment Event” set forth in Section 1.01 of the Existing Credit Agreement are hereby deleted in their entirety and replaced by the following (which shall be inserted in alphabetical order):

“Excluded Assets” shall mean (a) Equity Interests in the Lead Borrower and its Subsidiaries, (b) all Intellectual Property and Licenses of the Grantors (subject to the rights of the Collateral Agent under the Collateral License), (c) all furniture and Equipment of the Grantors, (d) General Intangibles, Instruments and Documents not evidencing, governing, securing, arising from or otherwise related to the Collateral, (e) the Excluded NewCo Investment Accounts and (f) for the avoidance of doubt, the Digital Investment Agreements.

“Prepayment Event” means:

(a)           Any Disposition of any Inventory, Accounts or Mortgaged Property of a Loan Party, other than (i) sales of Inventory in the ordinary course of business, (ii) the transfer or other Dispositions of property from any Loan Party to any NewCo Loan Party in connection with the Digital Restructuring, and (iii) so long as no Trigger Period exists, a Disposition (or series of related dispositions) of Inventory, Accounts or Mortgaged Property resulting in Net Proceeds of $15,000,000 or less;

(b)           Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Mortgaged Real Estate of a Loan Party, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent; or (ii) other than during a Trigger Period, the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received within 270 days of the occurrence of the damage to or loss of the assets being repaired or replaced; or

(c)           The issuance by a Loan Party other than the Lead Borrower of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition, (iii) constituting the NewCo Preferred Shares or issuance of common Equity Interests of NewCo in connection with the conversion of the NewCo Preferred Shares into such common Equity Interests in accordance with the NewCo LLC Agreement or (iv) as a compensatory issuance or in connection with any employee retention program, plan or agreement to any employee, director, or consultant (including under any option plan), in each case under this clause (iv), in the ordinary course of business.

(b)           New Defined Terms.  Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following new defined terms in alphabetical order:

“Digital Commercial Agreement” means that certain Commercial Agreement, dated as of [•], among the Lead Borrower, NewCo and each Investor Party that is party thereto.

“Digital Investment Agreements” means (a) the Digital Commercial Agreement, (b) that certain Confidential Settlement and Patent License Agreement, dated as of [•], among the Lead Borrower, each Investor Party thereto NewCo and the other parties thereto, (c) the Investment Agreement, dated as of [•], among the Lead Borrower and each Investor Party thereto, and (d) all other contracts, documents and instruments entered into between NewCo and any Investor Party from time to time in connection with the foregoing or with respect to the NewCo Assets or any other assets of NewCo.

“Digital Restructuring” means the formation of NewCo and the transfer on or promptly after the First Amendment Effective Date to NewCo or any other NewCo Loan Party by the Lead Borrower and its other Subsidiaries of all their rights, title and interests in and to, and all their liabilities arising from, their respective NewCo Assets.

“Excluded NewCo Investment Accounts” means the deposit accounts and/or securities accounts described on Schedule 1.05 hereto, as such schedule may be updated by the Lead Borrower from time to time, in which the proceeds of the NewCo Preferred Shares and any advances from any Investor Party to NewCo will be held until such funds are released for use by any of the NewCo Loan Parties in accordance with the NewCo Investment Agreements.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement and Security Agreement, dated as of April 27, 2012, among the Loan Parties and the Agents and Lenders party thereto.

“First Amendment Effective Date” has the meaning given to such term in Section 1.03 of the First Amendment.

“First Amendment Investment Covenant Effective Date” has the meaning given to such term in Section 1.03 of the First Amendment.

“Investor” has the meaning given such term in the First Amendment.

“Investor Party” means the Investor and each Affiliate thereof that is a party to any Digital Investment Agreement.

“Maximum NewCo Advance Amount” means the maximum aggregate amount of “Advances” permitted under and in accordance with the Digital Commercial Agreement as in effect as of the First Amendment Effective Date.

“NewCo” has the meaning given such term in the First Amendment.

“NewCo Assets” means (a) all digital device, digital content, eCommerce and nook.com businesses and all related intellectual property and other related assets transferred from the Lead Borrower or any of its Subsidiaries to any Newco Loan Party in connection with the Digital Restructuring, (b) the college bookstore businesses and related assets transferred from the Lead Borrower or any of its Subsidiaries to any Newco Loan Party in connection with the Digital Restructuring and (c) any other property and assets of any kind or nature, whether now existing or hereafter developed or arising, of any Newco Loan Party.

“NewCo Blocked Account” means any Blocked Account of any NewCo Loan Party (other than the BNCB Loan Parties), which, for the avoidance of doubt, shall include the NewCo Collection Account but shall not include the Excluded NewCo Investment Account or the BNCB Blocked Accounts.

“NewCo Collection Account” has the meaning specified in the NewCo Depositary Agreement.

“NewCo Depositary Agreement” means the depositary agreement, dated as of the First Amendment Effective Date, substantially in the form of Exhibit N hereto.

“NewCo Holdings” means NewCo Inc., a Delaware corporation.

“NewCo LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of NewCo, dated as of the date of the closing of the Digital Transactions.

“NewCo Loan Party” means NewCo Holdings, NewCo and each Subsidiary thereof that is a Loan Party.

“NewCo Preferred Shares” means the Series A Convertible Preferred Shares issued by NewCo on or after the First Amendment Effective Date to one or more of the Investor Parties in accordance with the NewCo Investment Agreements and the NewCo LLC Agreement, each of which shares shall be convertible into one share of common Equity Interests in NewCo at the option of the holder thereof in accordance with the NewCo LLC Agreement.

(c)           Amendment of Notice Requirements.  Section 6.03 of the Existing Credit Agreement is hereby amended by (i) replacing the period at the end of clause (l) with “; and” and (ii) inserting the following new clause (m):

(m)           of any notice of a default or event of default on the part of any NewCo Loan Party or any Investor Party under any Digital Investment Agreement, of the conversion or redemption of all or any material portion of the NewCo Preferred Shares, of any amendment to the terms relating to the sharing of “Net Revenue” under and as defined in the Digital Commercial Agreement.

(d)           Amendment of Cash Management Provisions.  Section 6.13 of the Existing Credit Agreement is hereby amended by (i) inserting “and the NewCo Loan Parties” immediately after “other than the BNCB Loan Parties” in the first sentence of clause (c) thereof, (ii) inserting “or any NewCo Blocked Account” in the first parenthetical after “any BNCB Blocked Account” in the first sentence of clause (c) thereof, and (iii) inserting the following new clause (j):

(j)           During any Trigger Period, with respect to NewCo Blocked Accounts, amounts on deposit in NewCo Blocked Accounts shall be subject to the terms and conditions of the NewCo Depositary Agreement.

(e)           Amendment of Lien Covenant.  Section 7.01 of the Existing Credit Agreement is hereby amended by (i) replacing the period at the end of clause (v) with “; and” and (ii) inserting the following new clause (w):

(w)           subject in all respects to the Liens described in Section 7.01(a), the Investor Party’s right under the Digital Commercial Agreement to receive its “Revenue Share Service Fee” as defined therein in accordance with the terms thereof.

(f)           Amendment of Investment Covenant.  Section 7.02(l) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(l)           Investments in Immaterial Subsidiaries made after the Closing Date (in addition to any Investments permitted pursuant to clause (h) above) in an aggregate amount invested at any time during the term of the Credit Agreement not to exceed (i) $75,000,000 prior to the First Amendment Effective Date or (ii) $125,000,000 on or after the First Amendment Effective Date.

(g)           Amendment of Indebtedness Covenant.  Section 7.03 of the Existing Credit Agreement is hereby amended by (i) replacing the period at the end of clause (m) with “; and” and (ii) inserting the following new clauses (n) and (o):

(n)           issuance of the NewCo Preferred Shares to one or more Investor Parties in an aggregate amount of up to $300,000,000 in accordance with the Digital Investment Agreements and the NewCo LLC Agreement; and

(o)           obligations in respect of the payment to any Investor Party of its “Revenue Share Service Fee” under and as defined in the Digital Commercial Agreement (with the aggregate amount of the “Advances” (as so defined) component thereof not to exceed the Maximum NewCo Advance Amount).

(h)           Amendment of Disposition Covenant.  Section 7.05 of the Existing Credit Agreement is hereby amended by (i) replacing the period at the end of clause (l) with “; and” and (ii) inserting the following new clauses (m), (n) and (o):

(m)           issuance of the NewCo Preferred Shares to one or more Investor Parties in an aggregate amount of up to $300,000,000 in accordance with the Digital Investment Agreements and the NewCo LLC Agreement;

(n)           sales, transfers and dispositions (including the licensing of any Intellectual Property) by any Loan Party to any NewCo Loan Party in connection with the Digital Restructuring; and

(o)           the licensing of any Intellectual Property by NewCo to any Investor Party under the NewCo Commercial Agreement.

(i)           Amendment of Restricted Payments Covenant.  Section 7.06 of the Existing Credit Agreement is hereby amended by (i) replacing the period at the end of clause (d) with “; and” and (ii) inserting the following new clause (e):

(e)           NewCo may make Restricted Payments with respect to the NewCo Preferred Shares in accordance with the NewCo LLC Agreement (subject in the case of any redemption to the requirements set forth in Section 7.06(d)).

(j)           Amendment of Affiliate Transaction Covenant.  Section 7.09 of the Existing Credit Agreement is hereby amended by deleting the proviso thereto in its entirety and replacing it with the following:

provided, that the foregoing restriction shall not apply to (i) a transaction between or among the Loan Parties not prohibited hereunder or (ii) transactions under any transition services agreement or otherwise between or among any of the Loan Parties and the NewCo Loan Parties in connection with the Digital Restructuring, or (iii) transactions between or among any of the NewCo Loan Parties, on the one hand, and any of the Investor Parties, on the other hand, under and in accordance with the Digital Investment Agreements, including, without limitation, the sharing of “Net Revenue” under and as defined in the Digital Commercial Agreement.

(k)           Amendment of Burdensome Agreement Covenant.  Section 7.10 of the Existing Credit Agreement is hereby amended by inserting the following new clause (w) in the last proviso thereof, immediately before clause (x) of such proviso:

“(w) the foregoing shall not apply to the Investor’s consent rights contained in Section 4.03 of the NewCo LLC Agreement as in effect on the First Amendment Effective Date,”

(l)           Amendment of Maximum Cash Covenant.  Section 7.16 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

Maximum Cash and Cash Equivalents. So long as any Loans are outstanding, allow the aggregate amount of cash and Cash Equivalents held by (a) the Loan Parties and their Subsidiaries (other than (i) “store” cash, cash in transit between stores and deposit accounts and cash receipts from sales in the process of inter-account transfers, in each case in the ordinary course operations of the Loan Parties and their Subsidiaries, (ii) cash necessary to satisfy in the ordinary course of their business, the current liabilities incurred by the Loan Parties in the ordinary course of business and without acceleration of the satisfaction of such current liabilities, and (iii) cash being held in connection with the imminent consummation of a pending acquisition, distribution, investment or similar transaction by a Loan Party permitted hereunder) to exceed (x) $100,000,000 for a period of more than five (5) consecutive calendar days and (y) $150,000,000 at any time (or, in each case, such greater amount as allowed by the Administrative Agent in its reasonable discretion) or (b) all the Foreign Subsidiaries, in the aggregate (other than (i) “store” cash, cash in transit between stores and deposit accounts and cash receipts from sales in the process of inter-account transfers, in each case in the ordinary course operations of the Foreign Subsidiaries, (ii) cash necessary to satisfy in the ordinary course of their business, the current liabilities incurred by the Foreign Subsidiaries in the ordinary course of business and without acceleration of the satisfaction of such current liabilities, and (iii) cash being held in connection with the imminent consummation of a pending acquisition, distribution, investment or similar transaction by a Foreign Subsidiary permitted hereunder) to exceed (x) during the period commencing on the First Amendment Investment Covenant Effective Date and ending on the first to occur of the First Amendment Effective Date and the Maturity Date, $15,000,000 at any time, and (y) at any time on or after the First Amendment Effective Date, $25,000,000 at any time (or, in each case, such greater amount as allowed by the Administrative Agent in its reasonable discretion) (the parties hereto agreeing that the Lenders shall have no obligation to make any Committed Loans if, after giving effect to any Committed Borrowing and the application of the proceeds of any Committed Borrowing, any such excess described in either of the foregoing clauses (a) or (b) shall exist); provided, that the proceeds of the issuance of the NewCo Preferred Shares, the proceeds of any “Advances” made by any of the Investor Parties to any NewCo Loan Party under and as defined in the Digital Commercial Agreement, the proceeds of any other investment or operating expense payment by any of the Investor Parties in the NewCo Loan Parties and the amounts on deposit in the Excluded NewCo Investment Accounts and/or the NewCo Collection Account shall be excluded from the calculation of cash and Cash Equivalents for purposes of Section 7.16(a).

SECTION 1.02.        Amendment of the Security Agreement.  Section 1.1 of the Security Agreement is hereby amended by deleting the definition of “Excluded Assets” and replacing it with the following:

“Excluded Assets” has the meaning specified in the Credit Agreement.

SECTION 1.03.        Effectiveness.  Clauses (f) and (l) of Section 1.01 of this Amendment, together with each defined term set forth in clause (b) of Section 1.01 of this Amendment as may be necessary in connection with the effectiveness of the amendments in clauses (f) and (l) (collectively, the “Foreign Investment Amendments”) shall become effective, so long as no Default has occurred and is continuing on such date, on the date (the “First Amendment Investment Covenant Effective Date”) on which the Administrative Agent has received executed signature pages hereto from the Loan Parties, the Agents and the Required Lenders. The remaining provisions of this Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the Administrative Agent has received evidence of the satisfaction of all of the other conditions precedent set forth on Exhibit A hereto.

SECTION 1.04.        Cross-References.  References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

SECTION 1.05.       Instrument Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 1.06.        Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

SECTION 1.07.        Counterparts.  This Amendment may be executed in any number of counterparts (including by telecopy, PDF, electronic mail or other electronic means) and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 1.08.        Severability.  In case any provision in or obligation under this Amendment or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 1.09.        Benefit of Agreement.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Borrower may assign or transfer any of its interest hereunder without the prior written consent of the Administrative Agent and each Lender.

SECTION 1.10.       Integration.  This Amendment represents the agreement of the Borrowers, the Administrative Agent, the Collateral Agent, and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 1.11.       Confirmation.  Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement, the Security Agreement and the other Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 1.12.        Loan Documents.  Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Existing Credit Agreement, the Credit Agreement, the Security Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Security Agreement or any other Loan Document. Each of the amendments, waivers and consents provided herein shall apply and be effective only with respect to the provisions of the Existing Credit Agreement or the Security Agreement specifically referred to by such amendment, waiver or consent (as the case may be). As used in the Credit Agreement or the Security Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Credit Agreement or the Security Agreement as amended hereby, as the case may be.

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                 BORROWERS:

BARNES & NOBLE, INC.

By:	/s/ Michael P. Huseby
Name:	Michael P. Huseby
Title:	Vice President, Chief Financial Officer

BARNES & NOBLE BOOKSELLERS, INC.
BARNES & NOBLE INTERNATIONAL LLC
BARNES & NOBLE MARKETING SERVICES CORP.
BARNES & NOBLE MARKETING SERVICES LLC
BARNES & NOBLE PURCHASING, INC.
BARNES & NOBLE SERVICES, INC.
BARNESAND NOBLE.COM LLC
STERLING PUBLISHING CO., INC.

By:	/s/ Michael P. Huseby
Name:	Michael P. Huseby
Title:	Vice President, Chief Financial Officer

BARNES & NOBLE COLLEGE BOOKSELLERS, LLC

By:	/s/ Michael P. Huseby
Name:	Michael P. Huseby
Title:	Vice President, Finance

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

                                 AGENTS AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent

By:	/s/ Joseph Becker
Name:	Joseph Becker
Title:	Managing Director

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender, LC Issuer and Swing Line Lender

By:	/s/ Joseph Becker
Name:	Joseph Becker
Title:	Managing Director

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and LC Issuer

By:	/s/ Kelly G. Maier
Name:	Kelly G. Maier
Title:	Authorized Officer

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender and LC Issuer

By:	/s/ Danielle Baldinelli
Name:	Danielle Baldinelli
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

SUNTRUST BANK, as a Lender

By:	/s/ Nigel Fabien
Name:	Nigel Fabien
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew Kasper
Name:	Matthew Kasper
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

REGIONS BANK, as a Lender

By:	/s/ Louis Alexander
Name:	Louis Alexander
Title:	Attorney in Fact

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender

By:	Julianne Low
Name:	Julianne Low
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

COLE TAYLOR BANK, as a Lender

By:	/s/ Richard A. Simons
Name:	Richard A. Simons
Title:	Grp Senior Vice President

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

SIEMENS FINANCIAL SERVICES, INC., as Administrative Agent and as Collateral Agent

By:	/s/ Anthony Casciano
Name:	Anthony Casciano
Title:	Vice President

By:	/s/ Michael Kunst
Name:	Michael Kunst
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

COMPASS BANK, as a Lender

By:	/s/ Michael Shoff
Name:	Michael Shoff
Title:	Senior Vice President

First Amendment to Amended and Restated Credit Agreement and Security Agreement
Signature Page

EXHIBIT A

Conditions to Effectiveness of this Amendment

(a)           The Administrative Agent shall have received Uniform Commercial Code, tax lien searches for NewCo and any other NewCo Loan Party, each in form and substance and with results reasonably acceptable to the Administrative Agent.

(b)           The Loan Parties shall have executed and delivered a Borrowing Base Certificate dated as of the First Amendment Effective Date and calculated after giving effect to the Digital Transactions and in the updated manner agreed by the Lead Borrower and the Administrative Agent. Each NewCo Loan Party shall have executed and delivered a Joinder Agreement and shall have executed and delivered and caused to have been executed and delivered by any applicable third party such control agreements as the Administrative Agent may reasonably require.

(c)           The Administrative Agent shall have received (i) such customary corporate resolutions, certificates and other corporate documents and certificates with respect to the Loan Parties (including NewCo and the other NewCo Loan Parties) as the Administrative Agent shall reasonably request, (ii) a reasonably detailed memorandum setting forth all steps in order to consummate the Digital Restructuring, and (iii) fully executed copies of all the Digital Investment Agreements and the NewCo Depositary Agreement.

(d)           As of the First Amendment Investment Covenant Effective Date, the Administrative Agent and the Required Lenders party to this Amendment shall be reasonably satisfied with the final terms and conditions of the Digital Transactions, including the Digital Investment Agreements and all schedules and exhibits thereto, subject to any amendments, revisions or other modifications thereto after the First Amendment Investment Covenant Effective Date but on or prior to the First Amendment Effective Date as may be approved by the Administrative Agent, and, with respect to any material amendments or changes, the Required Lenders party to this Amendment, in each case acting reasonably.

(e)           The Digital Transactions shall have been consummated substantially concurrently with the consummation of this Amendment on the First Amendment Effective Date (the “Closing”) in accordance with the terms of the Digital Investment Agreements (and the Administrative Agent shall have received reasonably satisfactory written evidence of the satisfaction or waiver of all conditions to the effectiveness of the Digital Investment Agreements and consummation of the Digital Transactions in accordance therewith), this Amendment and in compliance with applicable law and regulatory approvals.

(f)           All of the representations and warranties in the Loan Documents, as amended on the First Amendment Effective Date, shall be true and correct in all material respects, or if such representation and warranty is subject to a materiality standard or material adverse effect provision, such representation and warranty shall be true and correct in all respects, in each case as of the First Amendment Effective Date (except in the case of any representation or warranty that applies as of a specific date or dates, in which case such representation or warranty shall have been true and correct in all material respects as of such date or dates).

(g)           Immediately before and after giving effect to the consummation of the Digital Transactions, no Default shall have occurred or be continuing.

First Amendment to Amended and Restated Credit Agreement and Security Agreement

SCHEDULE 1.05

Excluded NewCo Investment Accounts

[Account information to be provided prior to the First Amendment Effective Date]

First Amendment to Amended and Restated Credit Agreement and Security Agreement

EXHIBIT N

Form of NewCo Depositary Agreement

[See Attached]

First Amendment to Amended and Restated Credit Agreement and Security Agreement

EXHIBIT N

Form of NewCo Depositary Agreement

DEPOSITARY AGREEMENT

This Agreement is entered into as of                                                                           , 2012, among [NEWCO] (“Company”), BANK OF AMERICA, N.A., as administrative agent and collateral agent (“Agent”), and  ________________ (“Bank”) with respect to the following (all references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in the State of New York; terms defined in the UCC have the same meanings when used herein):

A.           Barnes & Noble, Inc. (“Barnes & Noble”), certain subsidiaries of Barnes & Noble, including, without limitation, the Company, as borrowers and/or guarantors (collectively, together with Barnes & Noble and the Company, the “Loan Parties”), the financial institutions party thereto from time to time as lenders and/or agents, and the Agent, as administrative agent and collateral agent, are parties to that certain Amended and Restated Credit Agreement, dated as of April 29, 2011 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B.           In connection with the Credit Agreement, the Company is party to (i) the Security Agreement dated as of September 30, 2009 (as such agreement may be amended and/or supplemented from time to time, the “Security Agreement”) and (ii) the Joinder Agreement, dated as of the date hereof (the “NewCo Joinder Agreement”), in connection with which the Company has granted Agent, for the benefit of the Secured Parties, a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Company in the Collateral, including, without limitation, the NewCo Collection Account (as hereinafter defined).

C.           The Company and its Subsidiaries are parties to the Digital Commercial Agreement and certain other Digital Investment Agreements, pursuant to which, among other things, the Company and its Subsidiaries have agreed to share “Net Revenue” (as defined in the Digital Commercial Agreement, “NewCo Net Revenue”)) with the Investor Parties party to the Digital Investment Agreements.

D.           In accordance with Section 6.13 of the Credit Agreement, the Company has established with Bank, and Bank has agreed to maintain for Company, deposit account number ___________ (the “NewCo Collection Account”).

E.           The Company is Bank’s customer (as defined in Section 4-104(1)(e) of the UCC) with respect to the NewCo Collection Account. Bank confirms that: (i) Bank has established the NewCo Collection Account in the name of “____________”; (ii) the NewCo Collection Account is a “deposit account” as defined in Section 9-102(a)(29) of the UCC; and (iii) Bank is a “bank” (as defined in section 9-102 of the UCC) and is acting in such capacity in respect of the NewCo Collection Account.

F.           It was a condition of the consent of the Required Lenders to the entry into and performance by the NewCo Loan Parties of the Digital Investment Agreements and the transactions contemplated thereby that the Company enter into this Depositary Agreement.

Accordingly, Company, Agent and Bank agree as follows:

1.           Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

“Agent” has the meaning specified in the first paragraph hereof.

“Bank” has the meaning specified in the first paragraph hereof.

“Barnes & Noble” has the meaning specified in the Recitals hereto.

“Collection Event” means any Trigger Event that has not resulted in a Remedy Event.

“Company” has the meaning specified in the first paragraph hereof.

“Credit Agreement” has the meaning specified in the Recitals hereto.

“Loan Parties” has the meaning specified in the Recitals hereto.

“NewCo Collection Account” has the meaning specified in the Recitals hereto.

“NewCo Joinder Agreement” has the meaning specified in the Recitals hereto.

“NewCo Net Revenue” has the meaning specified in the Recitals hereto.

“Primary Quarterly Transfer Date” means each regularly scheduled quarterly payment date on which NewCo Net Revenue is required to be paid to or for the Investor Parties in accordance with the Digital Commercial Agreement, which shall occur no more than once per fiscal quarter of the Company.

“Quarterly Investor Distribution Amount” means, as of any Quarterly Transfer Date, the amount of NewCo Net Revenue due and payable to the Investor Parties as of such Quarterly Transfer Date under and in accordance with the Digital Commercial Agreement, as specified by the Company in a Quarterly Transfer Date Certificate.

“Quarterly Transfer Date” means the Primary Quarterly Transfer Date and the Quarterly True-Up Transfer Date, or either of them.

“Quarterly Transfer Date Certificate” means a certificate substantially in the form of Exhibit A hereto.

“Quarterly True-Up Transfer Date” means each date on which any payment (each, a “True-Up Payment”) is required to be paid to or for the Investor Parties in respect of each such fiscal quarter pursuant to any true-up mechanism established as contemplated by the Digital Commercial Agreement.

“Remedy Event” means the exercise of any remedies by the Agent (including at the request of the Required Lenders) under and in accordance with Section 8.02 of the Credit Agreement.

“Security Agreement” has the meaning specified in the Recitals hereto.

“Transferrable Cash” means all cash receipts and collections, including, without limitation, (a) all available cash receipts from the sale of Inventory and other Collateral, (b) all proceeds of collections of Accounts, (c) all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, a Prepayment Event, (d) the proceeds of all credit card charges and (e) the then contents of each DDA (net of any minimum balance, not to exceed the Maximum DDA Balance, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained).

“Transaction Lien” has the meaning specified in the Recitals hereto.

“True-Up Payment” has the meaning specified in the definition of Quarterly Transfer Date.

2.           NewCo Collection Account Generally.

(a)           The NewCo Collection Account is a special, segregated account at Bank, in the name of the Company. No cash will be deposited in or withdrawn from the NewCo Collection Account, except in accordance with this Agreement.

(b)           This Agreement evidences Agent’s control over the NewCo Collection Account. Notwithstanding anything to the contrary in the underlying agreement between Bank and Company governing the NewCo Collection Account, during any Trigger Period, Bank will comply with instructions originated by Agent as set forth herein directing the disposition of funds in the NewCo Collection Account without further consent of the Company.

(c)           Company represents and warrants to Agent and Bank that it has not assigned or granted a security interest in the NewCo Collection Account or any amount deposited in the NewCo Collection Account, other than the Transaction Lien.

(d)           Except as expressly permitted by Section 7 hereof, Company will not permit the NewCo Collection Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than (i) Agent’s security interest referred to herein and (ii) any non-consensual pledges, assignments, liens, charges or encumbrances arising by operation of law.

(e)           At all times during any Trigger Period, so long as no Remedy Event has occurred and is continuing, the Company shall deliver or cause to be delivered to Bank and the Agent, no later than five (5) Business Days prior to each Quarterly Transfer Date occurring during such Trigger Period, or such later date to which Agent may reasonably consent, a duly completed Quarterly Transfer Date Certificate, duly executed by a Responsible Officer of the Company. The Quarterly Investor Distribution Amount set forth on such Quarterly Transfer Date Certificate shall be conclusive, absent manifest error.

(f)           The Agent may provide written notice to the Bank from time to time of the occurrence, continuation or termination of a Trigger Event, Trigger Period, Collection Event or Remedy Event, as the case may be, in each case in accordance with the terms of the Credit Agreement.

3.           Deposits in the NewCo Collection Account. Upon the occurrence and during the continuation of a Trigger Event, notwithstanding anything to the contrary in any Loan Document or any Digital Investment Agreement, all Transferrable Cash in each NewCo Blocked Account shall be transferred by ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Secured Obligations) to the NewCo Collection Account. All amounts on deposit at any time in the NewCo Collection Account shall be applied by the Bank, as set forth in Section 4 hereof. The Bank shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the NewCo Collection Account. The Bank shall make such books of account available during normal business hours for inspection and audit by the Agent and the Borrower and their respective representatives upon reasonable prior notice.

4.           Allocations from the NewCo Collection Account. The Bank shall transfer funds available in the NewCo Collection Account as follows:

(a)           During any Trigger Period, so long as no Remedy Event has occurred, on each Quarterly Transfer Date on which any amount is on deposit in the NewCo Collection Account, the Bank shall transfer an amount equal to the lesser of (i) the Quarterly Investor Distribution Amount or the True-Up Amount, as applicable, specified in the applicable Quarterly Transfer Date Certificate and (ii) 100% of the amount then on deposit in the NewCo Collection Account, to the Investor Parties in accordance with the directions supplied in the Quarterly Transfer Date Certificate for such Quarterly Transfer Date; provided, that if the Company has failed to deliver a Quarterly Transfer Date Certificate prior to such Quarterly Transfer Date, or such later date to which Agent may reasonably consent (as contemplated in Section 2(e) above), the amount transferred to the Investor Parties under this clause (a) on such Quarterly Transfer Date shall be zero.

(b)           During any Trigger Period, so long as no Remedy Event has occurred, on each Primary Quarterly Transfer Date on which any amount is on deposit in the NewCo Collection Account (after giving effect to any transfer made in accordance with Section 4(a) hereof), the Bank shall transfer an amount equal to 100% of the amount then remaining on deposit in the NewCo Collection Account to a Concentration Account specified in writing by the Agent (for application in accordance with Section 6.13(h) of the Credit Agreement).

(c)           Upon the first Business Day occurring immediately after the end of any Trigger Period, so long as no Remedy Event has occurred, the Bank shall transfer an amount equal to 100% of the amount then on deposit in the NewCo Collection Account to one or more NewCo Blocked Accounts as specified in writing by the Company. Agent shall promptly notify Bank upon the termination of each Trigger Period.

(d)           Notwithstanding anything herein to the contrary, upon written notice from the Agent to the Bank of the occurrence of a Remedy Event, the Bank shall transfer an amount equal to 100% of the amount then remaining on deposit in the NewCo Collection Account to a Concentration Account specified in writing by the Agent (for application in accordance with Section 8.03 of the Credit Agreement).

(e)           Upon written notice from the Agent of the satisfaction in full of all Obligations of the Loan Parties under and pursuant to the Loan Documents and termination of the Transaction Lien, 100% of the amount then on deposit in the NewCo Collection Account shall be transferred to an account or accounts as directed in writing by NewCo.

5.           No Withdrawals.  Except for distributions at the direction of the Company permitted in Section 4 hereof, Bank shall prevent Company from making any withdrawals from the NewCo Collection Account. Company hereby covenants to Agent that until the Transaction Lien has been terminated in accordance with the Security Agreement, it will not close the NewCo Collection Account without the prior written consent of Agent. Bank shall have no liability in the event Company breaches this covenant to Agent.

6.           No Offset.  Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the NewCo Collection Account, except as permitted by Section 7 hereof, until it has been advised in writing by Agent that the Transaction Lien has been terminated in accordance with the Security Agreement.

7.           Permitted Bank Charges. (a) Bank is permitted to charge the NewCo Collection Account:

(i)           for its normal and customary fees and charges relating to the NewCo Collection Account or associated with this Agreement; and

(ii)           for any account adjustments as it relates to encoding errors or other adjustments as a result of customary banking practices.

(b)           If the balances in the NewCo Collection Account are not sufficient to compensate Bank for any fees, account adjustments or charges due Bank in connection therewith, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank within five days after such demand, Agent agrees to pay Bank such amount within five Business Days after Bank’s demand to Agent. The failure to so pay Bank shall constitute a breach of this Agreement.

(c)           Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 7(a).

8.           Bank Statements.  (a) Bank will send information regarding deposits to the NewCo Collection Account to the address specified below for Company or as otherwise specified in writing by Company to Bank.

(b)           In addition to the original Bank statement provided to Company, Bank will provide Agent with a duplicate of such statement.

9.           Bank Liabilities. (a) Bank will not be liable to Company or Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or intentional misconduct.

(b)           In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

(c)           Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

(d)           Bank shall have no duty to inquire or determine whether Company’s obligations to Agent are in default or whether Agent is entitled to provide any notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

(e)           Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(f)           Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the NewCo Collection Account and shall not be in violation of this Agreement for so doing.

10.           Indemnity.  Company and Agent shall jointly and severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable and documented allocated costs of staff counsel, other reasonable and documented attorney’s fees and any reasonable and documented fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank’s provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company’s and Agent’s obligations under this section shall survive termination of this Agreement.

11.           Costs. Company and Agent shall jointly and severally pay to Bank, upon receipt of Bank’s invoice, all reasonable and documented costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

12.           Termination and Assignment. Termination and Assignment of this Agreement shall be as follows:

(a)           Agent may terminate this Agreement by providing notice to Company and Bank that the Transaction Lien has been terminated in accordance with the Security Agreement. Agent may also terminate or it may assign this Agreement upon 30 day’s prior written notice to Company and Bank; provided, however that any such assignment shall only be to a replacement Collateral Agent under and in accordance with the Credit Agreement. Bank may terminate this Agreement upon 30 days’ prior written notice to Company and Agent. Company may not terminate this Agreement except with the prior written consent of Agent and upon prior written notice to Bank.

(b)           Notwithstanding subsection 12(a), Bank may terminate this Agreement at any time by written notice to Company and Agent if either Company or Agent breaches any of the terms of this Agreement, or any other agreement with Bank.

13.           Representations and Warranties.  (a)  Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b)           The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 13(a) on and as of each day on which Company uses the services set forth in this Agreement.

(c)           Bank represents that: (i) the NewCo Collection Account has been established as set forth in paragraph D above and will be maintained in the manner set forth herein until this Agreement is terminated; and (ii) neither the NewCo Collection Account nor any funds or deposits at any time held therein or credited thereto is or will be evidenced by any instrument (as defined in Section 9-102 of the UCC) or constitutes or will constitute investment property (as defined in Section 9-102 of the UCC).

14.           Miscellaneous.  (a)  This Agreement may be amended only by a writing signed by Company, Agent and Bank; except that Bank’s charges are subject to change by Bank upon 30 days’ prior written notice to Company.

(b)           This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

(c)           This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

(d)           This Agreement shall be interpreted in accordance with the laws of the State of New York, without reference to that state’s principles of conflicts of law. The State of New York shall be deemed to be Bank’s jurisdiction (as defined in Section 9-304 of the UCC) with respect to the NewCo Collection Account.

15.           Notice.  Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

16.           No Relationship.  Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Agent. Company and Agent agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit to Company or Agent.

17.           Loan Documents.  This Agreement is a Loan Document as defined in the Credit Agreement and as such subject to the terms and provisions of the Credit Agreement.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

[NEWCO] (“Company”)
By:	Address for notices:
Name:
Title:

BANK OF AMERICA, N.A., as administrative agent and collateral agent (“Agent”)
By:	Address for notices:
Name:
Title:

(“Bank”)
By:	Address for notices:
Name:
Title:

EXHIBIT A
DEPOSITARY AGREEMENT

Form of Quarterly Transfer Date Certificate

Date of Certificate: __________________

To:         [Bank ]
[Address]

Ladies and Gentlemen:

Reference is made to the Depositary Agreement dated as of  _______, 2012 (as amended, amended and restated, modified, supplemented or restated from time to time, the “Depositary Agreement”) among [NewCo], Bank of America, N.A., as administrative agent and collateral agent and [Bank]. All capitalized terms used in this Quarterly Transfer Date Certificate and not otherwise defined herein shall have the same meanings herein as in the Depositary Agreement.

The undersigned, in his capacity as a duly authorized and acting Responsible Officer of the Company, hereby certifies on behalf of the Company as of the date hereof the following:

1.	The applicable Quarterly Transfer Date is _____________________	.

2.	The [Quarterly Investor Distribution Amount][True-Up Amount] as of the applicable Quarterly Transfer Date is $________________	.

3.	The calculations evidencing the [Quarterly Investor Distribution Amount][True-Up Amount] shown on the attached Appendix I are true and correct.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, a duly authorized and acting Responsible Officer of the Company, has duly executed this Quarterly Transfer Date Certificate as of

_________, 2__.

[NEWCO]
By:
Name:
Title:

APPENDIX I

[Insert Calculations for Quarterly Investor Distribution Amount or True-
Up Amount, as applicable]